Exhibit 5.1

[Pillsbury Winthrop Shaw Pittman LLP Letterhead]

February 24, 2010

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Re:	Federal Realty Investment Trust

Underwritten Public Offering of $150,000,000 of its 5.90% Notes due 2020

Ladies and Gentlemen:

We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), of a prospectus supplement dated February 24, 2010 (the “Prospectus Supplement”) to the prospectus dated June 16, 2009 (the “Base Prospectus”) contained in the registration statement on Form S-3 (File No. 333-160009) (the “Registration Statement”), which is an “automatic shelf registration statement” as defined under Rule 405 under the Act and which was filed on June 16, 2009. The Base Prospectus and the Prospectus Supplement are together referred to herein as the “Prospectus.” The Prospectus relates to the issuance and sale by the Company of $150,000,000 of its 5.90% Notes due 2020 (the “Notes”), pursuant to the Underwriting Agreement dated February 24, 2010 between the Company and the Underwriters (as defined below) (the “Underwriting Agreement”) and the related Pricing Agreement dated February 24, 2010 between the Company and the Underwriters (the “Pricing Agreement”), to the firms named in Schedule I to the Pricing Agreement (the “Underwriters”). The Notes will be offered and sold pursuant to an Indenture, dated as of September 1, 1998, as to be supplemented by an officers’ certificate pursuant to Sections 102, 301 and 303 of such Indenture (collectively, the “Indenture”), between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, formerly First Union National Bank (the “Trustee”).

In rendering our opinion hereinafter set forth, our examination has been limited to the following documents (each, a “Document,” and collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Indenture, as certified by the Executive Vice President-General Counsel and Secretary of the Company as of the date hereof;

(iv)	the Declaration of Trust, as amended and corrected, of the Company (the “Declaration of Trust”), as certified by the Maryland State

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Federal Realty Investment Trust

February 24, 2010

Department of Assessments and Taxation on February 23, 2010 and by the Executive Vice President-General Counsel and Secretary of the Company as of the date hereof;

(v)	the Amended and Restated Bylaws, as amended, of the Company (the “Bylaws”), as certified by the Executive Vice President-General Counsel and Secretary of the Company as of the date hereof;

(vi)	the form of Notes;

(vii)	the resolutions adopted by the Board of Trustees of the Company on May 5, 2009 and February 17, 2010 (the “Board Resolutions”), as certified by the Executive Vice President-General Counsel and Secretary of the Company as of the date hereof;

(viii)	the resolutions adopted by the Pricing Committee of the Board of Trustees of the Company on February 24, 2010 (the “Pricing Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”), as certified by the Executive Vice President-General Counsel and Secretary of the Company as of the date hereof;

(ix)	the Underwriting Agreement and the Pricing Agreement;

(x)	a certificate of an officer of the Company dated as of the date hereof; and

(xi)	such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion letter.

For purposes of this opinion letter, we have not reviewed any documents other than the Documents, including any document (other than the Documents) that is referred to in or incorporated by reference into the Documents. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinion stated herein.

In our examination of the Documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinion expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Notes pursuant to the Registration Statement, (i) the Resolutions have not been amended, modified or rescinded, (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Notes or the validity of the Notes.

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Federal Realty Investment Trust

February 24, 2010

We have also assumed that the offering, sale and delivery of the Notes, and compliance by the Company with the rights, powers, privileges and preferences and other terms of the Notes, will not at the time of such offering, sale and delivery violate or conflict with (i) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company.

Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that the Notes have been duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, when duly executed and delivered by the Company against payment therefor and countersigned or authenticated by the Trustee, both in accordance with the Indenture, and delivered to and paid for by the purchasers of the Notes in the manner contemplated by the Underwriting Agreement and the Pricing Agreement.

The opinion above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of reasonableness, good faith, fair dealing, conscionability and materiality (regardless of whether considered in a proceeding in equity or at law). Such opinion shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

Our opinion is limited to Maryland law (excluding the securities laws and blue sky laws of the State of Maryland) and New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), in each case excluding choice of law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect and is limited to the matters and the transaction expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinion expressly stated herein. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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Federal Realty Investment Trust

February 24, 2010

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

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